UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


           Date of Report:                             January 12, 2010
                                                       ----------------
           (Date of earliest event reported):          January 8, 2010
                                                       ---------------


                           Commission File No. 0-5411

                             HERLEY INDUSTRIES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its Charter)


                Delaware                                      23-2413500
                --------                                      ----------
(State or other jurisdiction of incorporation)      (IRS Employer Identification
                                                               Number)

         3061 Industry Drive
        Lancaster, Pennsylvania                                 17603
        -----------------------                                 -----
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A
                                                             ---

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

[ ] Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 8, 2010, David H. Lieberman resigned as a director and as Chairman of the Board of Directors of Herley Industries, Inc. (the "Company ").

Mr. Lieberman was appointed to the Company's Board of Directors on July 22, 2009 and elected as an executive officer of the Company, serving in the capacity as Chairman of the Board. In connection with his election as Chairman, Mr. Lieberman was awarded 100,000 shares of restricted common stock which vest in 2014, subject to accelerated vesting under certain circumstances, and annual compensation of $250,000. Mr. Lieberman is a senior partner in the law firm of Beckman, Lieberman and Barandes, LLP, one of several law firms that has provided legal services to the Company. Mr. Lieberman was a former director of the Company and served as Secretary of the Company from 1994 to 2001. As an attorney, officer and director, Mr. Lieberman has provided services to the Company for over 35 years. Having fulfilled various initiatives, the Company and Mr. Lieberman determined that it would be in their mutual best-interests for the Company to transition to a new Chairman of the Board and for Mr. Lieberman to transition back as counsel to the Company as well as being able to engage in other business opportunities.

During Mr. Lieberman's Chairmanship, Mr. Lieberman was able to achieve, either alone or along with others, results which exceeded the Company's expectations, with respect to both the benefits to the Company and the time period during which these benefits were able to be realized. In addition, as a result of his resignation, Mr. Lieberman's restricted stock will not vest, and, thus, Mr. Lieberman will forego the potential value of the restricted stock. In light of the value of Mr. Lieberman's achievements on behalf of, and his contributions to the Company, the Company entered into an agreement with Mr. Lieberman under which he is to receive a performance payment in the amount of $900,000; the agreement is filed as Exhibit 10.1 to this Current Report. The performance payment was unanimously recommended by the Compensation Committee of the Company's Board of Directors and unanimously approved by the independent members of the Board. In making its determination, the Compensation Committee retained independent legal counsel and independent compensation consultants to assist the Committee. The Committee, in its deliberations, considered, among other factors, the facts that Mr. Lieberman would receive no benefit from the restricted stock and that the amount of the performance payment represented a relatively small percentage of the measurable financial benefits to the Company which resulted from Mr. Lieberman's efforts.

Effective January 8, 2010, current director John A. Thonet, P.E., P.P. was elected as Chairman of the Board of Directors. Mr. Thonet has been a director of the Company since 1991 and has served as Secretary of the Corporation. Mr. Thonet has been determined by the Board to be an independent director under NASDAQ's listing rules. Mr. Thonet is the President of Thonet Associates, Inc., a consulting firm that he founded in 1980, specializing in environmental planning and engineering design for land development projects and land use planning programs. Mr. Thonet holds BS and MS degrees in Forest Engineering from the SUNY College of Environmental Science and Forestry at Syracuse. He is a licensed professional engineer in New Jersey, Massachusetts, Pennsylvania, Michigan and West Virginia and is a licensed professional planner in New Jersey.

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
The press release announcing Mr. Lieberman's resignation and Mr. Thonet's appointment as Chairman is filed with this Current Report as Exhibit 10.2.


Effective January 8, 2010, Michael N. Pocalyko was elected by the Board of Directors of the Company as a Class II director to serve until the 2011 Annual Meeting of Stockholders. In connection with his election, the Board of Directors determined that Mr. Pocalyko is an independent director under NASDAQ's listing rules and also satisfies the enhanced independence requirements for service on the Company's Audit Committee. Mr. Pocalyko also qualifies as a "financial expert" under NASDAQ's listing rules and applicable regulations of the Securities and Exchange Commission and was appointed to serve on the Company's Audit Committee.

Mr. Pocalyko is managing director and chief executive officer of Monticello Capital in Chantilly, Virginia, an investment bank and private equity firm that specializes in technology companies and mergers and acquisitions, operating internationally in eleven countries. He has extensive experience as an expert financial advisor, corporate director, and principal in high-growth multinational corporations in the advanced technology manufacturing, engineering services, defense and aerospace, and biomedical industries. He currently chairs the board of TherimuneX Pharmaceuticals, Inc. in Doylestown, Pennsylvania and previously chaired Advanced Environmental Resources, Inc. in Reston, Virginia and Erdevel Europa S.a r.l. in Luxembourg and Saudi Arabia. He also represented two governors of Virginia on the Commonwealth Competition Council. Prior to his career as a financier Mr. Pocalyko was a Navy commander and served in the Office of the Secretary of Defense and on the staff of the Secretary of the Navy. He is a Beirut veteran and was a decorated Navy pilot. Mr. Pocalyko earned his bachelor's degree at Muhlenberg College, his Master in Public Administration degree at the Harvard Kennedy School, and his Master of Business Administration degree at the Wharton School of the University of Pennsylvania. He holds the Certificate of Director Education (CDE) from the National Association of Corporate Directors and has graduated from corporate director executive education programs at Wharton and the University of Chicago.

The press release announcing Mr. Pocalyko's election is filed with this Current Report as Exhibit 10.3.

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
Item 9.01 - Financial Statements and Exhibits


          (c) Exhibits

              Exhibit No.    Description
              -----------    -----------

              10.1 Agreement, dated as of January 8, 2010, between the Company and David H. Lieberman
              10.2           Press release dated January 12, 2010
              10.3           Press release dated January 12, 2010


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
                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 12, 2010              HERLEY INDUSTRIES, INC.
      ----------------


                                    By: /s/ Anello C. Garefino
                                        ----------------------
                                        Anello C. Garefino
                                        Chief Financial Officer



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